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                           FEE INFORMATION FOR SERVICE AS
                   PLAN, TRANSFER, AND DIVIDEND DISBURSING AGENT

                     ALPS MUTUAL FUND SERVICES AS ADMINISTRATOR
                                 FOR WESTCORE FUNDS

ANNUAL FUND BASE FEE
--------------------

     Growth and Income Fund
     Intermediate Term Bond Fund
     Midco Growth Fund
     Westcore Blue Chip Fund
     Small Cap. Opportunity Fund
     Long Term Bond Fund
     Colorado Tax Exempt Fund

     TOTAL FOR ABOVE FUNDS                 $140,000.00

     BlackRock Money Market Portfolio       $13,000.00
     Each Additional Cusip                  $18,000.00

Entire base fee to be applied proportionately according to the number of accounts on record for each fund.

ANNUAL ACCOUNT SERVICE FEE
--------------------------

     Open Account Fee
     0 - (FIRST) 11,000                      $14.00 per account
     11,001 and Greater                      $12.00 per account
     Closed Account Fee                      $ 1.50 per account

Fees are billable on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes.

ACTIVITY BASED FEES
-------------------

     New Account Setup                       $  4.00
     Telephone Calls                         $  2.50

OUT-OF-POCKET EXPENSES
----------------------

Out-of-pocket Expenses include but are not limited to: Confirmation statements, checks, certificates, postage, forms, telephone, microfilm, microfiche, year-end forms and expenses incurred at the specific direction of the Fund.

IRA FEES
--------

Annual Maintenance                           $10.00


WESTCORE FUNDS                       STATE STREET BANK & TRUST CO.

By:  /s/ Jasper R. Frontz            By: /s/Stephen Cesso
   --------------------------------     ----------------------------------------

Title:  Treasurer                    Title: Vice President and Associate Counsel
      -----------------------------        -------------------------------------

Date:  8/3/98                        Date: 8/4/98
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